THIS CONVERSION AND TERMINATION AGREEMENT (this "Agreement"), dated as of February 26, 2008 among Electronic Sensor Technology, Inc., a Nevada corporation (the "Company"), Midsummer Investment, Ltd. ("Midsummer") and Islandia L.P. ("Islandia") (each of Midsummer and Islandia, including its successors and assigns, also referred to as a "Holder" and collectively the "Holders"). The Holders are the holders of the Company's 8% Convertible Debentures due December 7, 2009 (the "Existing Debentures") issued pursuant to that certain Securities Purchase Agreement, dated December 7, 2005, by and among the Company and the Holders (the "Purchase Agreement"), and those certain common stock purchase warrants issued pursuant to the Purchase Agreement (the "Existing Warrants"). Capitalized terms used herein and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the same meaning herein as therein defined.

                             Preliminary Statement:

     A. The Company is seeking additional liquidity to continue its operations.

     B. The Company has identified an investor ("Investor") that the Company believes is willing to invest a minimum of $5,000,000 in the Company (the "New Financing"), (i) $3,500,000 of which would be in the form of a purchase of common stock of the Company (the "New Shares") at a price per share (the "Closing Share Price") equal to the lesser of (a) $0.08 per share or (b) 90% of the closing price of the Company's common stock on the day preceding the closing; and (b) at least $1,500,000 of which would be in the form of a five-year convertible debenture (the "New Debenture"), principal payable at maturity, bearing interest at the rate of 9% per annum with interest payable semiannually, and convertible at the option of the holder thereof at a conversion price equal to 120% of the Closing Share Price (collectively, the "New Debenture Terms").

     C. In order to induce Investor to purchase the New Shares at the Closing Share Price and to purchase the New Debenture with the New Debenture Terms, the Company has requested that the Holders convert their respective Existing Debentures in part, cancel the non-converted balance of their respective Existing Debentures against a cash payment and cancel a portion of their respective Existing Warrants.

     NOW, THEREFORE, the parties to this Agreement, for adequate and sufficient consideration, the receipt of which is hereby acknowledged, do hereby agree as follows:

     1.   Partial Conversion and Payoff of Existing Debentures by Holders.

          (a) Subject to the terms and conditions herein, notwithstanding anything to the contrary contained in the Purchase Agreement or its Existing Debenture, upon receipt by Midsummer of $2,250,000 in immediately available funds (the "Midsummer Payment"), Midsummer agrees to convert $2,250,000 principal amount of its Existing Debenture, together with all accrued and unpaid interest on its Existing Debenture, into common stock at a conversion price of $0.35 per share ("Midsummer Conversion Shares"), such shares to be delivered electronically within three Trading Days from the date of conversion by crediting the account of Midsummer's prime broker with the Depository Trust Company System pursuant to instructions provided by Midsummer.
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          (b)  Subject to the terms and conditions herein, notwithstanding anything to the contrary contained in the Purchase Agreement or its Existing Debenture, upon receipt by Islandia of $1,250,000 in immediately available funds (the "Islandia Payment"), Islandia agrees to convert $1,250,000 principal amount of its Existing Debenture, together with all accrued and unpaid interest on its Existing Debenture, into common stock at a conversion price of $0.35 per share ("Islandia Conversion Shares"), such shares to be delivered electronically within three Trading Days from the date of conversion by crediting the account of Islandia's prime broker with the Depository Trust Company System pursuant to instructions provided by Islandia.

          (c) The Company hereby agrees to use the proceeds from the New Financing to make the Midsummer Payment and Islandia Payment prior to using the proceeds for any other purpose. Such payments shall be made within one business day of the closing of the New Financing.

     2. Cancellation of Existing Debentures and a Portion of the Existing Warrants.

          (a) Subject to the terms and conditions herein, notwithstanding anything to the contrary contained in the Purchase Agreement or its Existing Debenture, upon receipt by Midsummer of the Midsummer Payment and the Midsummer Conversion Shares: (i) interest shall cease accruing on its Existing Debenture and Midsummer shall immediately tender to the Company for cancellation its Existing Debenture and (ii) 50% of Warrant Shares underlying the Existing Warrants shall be cancelled. Following such cancellation, the number of Warrant Shares underlying Midsummer's Existing Warrant shall be 3,899,030 shares. Such non-cancelled Existing Warrant shall continue in full force and effect in accordance with the terms thereof.

          (b) Subject to the terms and conditions herein, notwithstanding anything to the contrary contained in the Purchase Agreement or its Existing Debenture, upon receipt by Islandia of the Islandia Payment and the Islandia Conversion Shares: (i) interest shall cease accruing on its Existing Debenture and Islandia shall immediately tender to the Company for cancellation its Existing Debenture and (ii) 50% of Warrant Shares underlying the Existing Warrants shall be cancelled. Following such cancellation, the number of Warrant Shares underlying Islandia's Existing Warrant shall be 2,166,128 shares. Such non-cancelled Existing Warrant shall continue in full force and effect in accordance with the terms thereof.

     3. Waiver and Termination of Certain Provisions of the Purchase Agreement. Notwithstanding anything to the contrary contained in the Purchase Agreement, until March 31, 2008 (the "Drop Dead Date"), each of Midsummer and Islandia hereby waives any and all rights it may have to participate in, prohibit, restrict or consent to the sale and purchase of the New Shares at the Closing Share Price and the issuance of the New Debenture with the New Debenture Terms. Without further action on the part of the Company, Midsummer and/or Islandia, upon receipt on or before the Drop Dead Date by (i) Midsummer of the Midsummer Payment and the Midsummer Conversion Shares and (ii) Islandia of the Islandia Payment and the Islandia Conversion Shares, Sections 4.4, 4.9, 4.13, 4.14, 4.16 and 4.17 of the Purchase Agreement shall terminate and shall have no further force or effect.

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     4.   Waiver of Section 5(b) of the Debentures. In connection with the proposed equity transaction described in paragraph B of the Preliminary Statement, Investor may make a non-refundable good faith deposit. Investor shall not be entitled to receive common stock of the Company by virtue of such deposit. The parties hereto agree that such deposit shall not be deemed to be a "Subsequent Equity Sale" or a "Dilutive Issuance" under Section 5 of the Debenture Agreement.

     5. Registration Rights Agreement. The Company hereby agrees that the Midsummer Conversion Shares and the Islandia Conversion Shares shall remain subject to the Registration Rights Agreement. Midsummer agrees that, effective upon its receipt of the Midsummer Payment and the Midsummer Conversion Shares, any provision of the Registration Rights Agreement that prohibits, restricts or limits (or that might be deemed to prohibit, restrict or limit) the Company from granting registration rights to Investor on a pari passu basis shall be deemed amended without further action, it being the intent and understanding of the Company and Midsummer that registration rights, if any, granted to Investor shall be granted on a pari passu basis with those granted to Midsummer and Islandia. Islandia agrees that, effective upon its receipt of the Islandia Payment and the Islandia Conversion Shares, any provision of the Registration Rights Agreement that prohibits, restricts or limits (or that might be deemed to prohibit, restrict or limit) the Company from granting registration rights to Investor on a pari passu basis shall be deemed amended without further action, it being the intent and understanding of the Company and Islandia that registration rights, if any, granted to Investor shall be granted on a pari passu basis with those granted to Islandia and Midsummer.

     6. Representations and Warranties of the Company. The Company hereby makes to each Holder the following representations and warranties:

          i. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except
     (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

          ii. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company's Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or
     (ii) conflict with, or constitute a default (or an event that with

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     notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company or Subsidiary debt or otherwise) or other material understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

     7. Representations and Warranties of the Holders. Each Holder hereby, for itself and for no other Holder, represents and warrants as of the date hereof to the Company that the execution, delivery and performance by such Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Holder. This Agreement has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

     8. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Holder.

     9. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

     10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Purchase Agreement.

     11. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf"

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format data file, such signature shall create a valid and binding  obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

     12. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreements.

     13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     14. Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     15. Independent Nature of Holders' Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

     16. Termination of this Agreement. This Agreement, and all of the agreements, consents, waivers and amendments of the parties herein shall be null and void in the event the New Financing is not consummated, and the Midsummer Payment and Islandia Payment are not made, on or before March 31, 2008.

     17. Filing of 8-K. Within 1 Trading Day of the date hereof, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to each Holder disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement as an attachment thereto.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Conversion and
Termination Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                              ELECTRONIC SENSOR TECHNOLOGY, INC.


                                              By: /s/ Barry S. Howe
                                                  ------------------------------
                                              Name:  Barry S. Howe
                                              Title: President and CEO  2/26/08


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                       SIGNATURE PAGE FOR HOLDER FOLLOWS]

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        [HOLDER SIGNATURE PAGES TO CONVERSION AND TERMINATION AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Conversion and Termination Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:  MIDSUMMER INVESTMENT LTD.

Signature of Authorized Signatory of Holder: /s/ Michel A. Amsalem

Name of Authorized Signatory: Michel A. Amsalem

Title of Authorized Signatory: Director

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        [HOLDER SIGNATURE PAGES TO CONVERSION AND TERMINATION AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have caused this Conversion and Termination Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:  ISLANDIA, LP

Signature of Authorized Signatory of Holder: /s/ Edgar R. Berner

Name of Authorized Signatory: Edgar R. Berner

Title of Authorized Signatory: VP of John Lang, Inc., G.P.